UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 28, 2011

Pathfinder Cell Therapy, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-20580	14-1745197
(State or Other Jurisdiction Identification No.)	(Commission file Number)	(IRS Employer of Incorporation)

12 Bow Street, Cambridge, Massachusetts	02138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  617-245-0289

________________________________________________________
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2012 and February 28, 2012, we borrowed from an investor $150,000 and $170,000, respectively.  The borrowings are evidenced by promissory notes bearing interest at 6% per annum.  Principal and interest are due and payable on the first anniversary of issuance.  At any time prior to completion or termination of the capital raise being conducted by us and described in our current report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2011, the holder may elect to convert the principal amount of the promissory note, and/or accrued interest thereon, into shares of our common stock in the capital raise at the subscription price thereof.

Item 3.02  Unregistered Sales of Equity Securities

For the offer and sale of the promissory notes described under Item 2.03 above, as well as the offer of the underlying shares of common stock, we have relied upon the exemption from registration set forth in Section 4(2) of the Act and/or Rule 506 of Regulation D and/or Regulation S.

Item 4.01  Changes in Registrant’s Certifying Accountant

(b)           Effective October 28, 2011, we engaged EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011.  As previously reported, in September 2011 we engaged in a business combination with Pathfinder, LLC.  We were deemed to be the legal acquirer in the transaction and Pathfinder, LLC was deemed to be the accounting acquirer.  EisnerAmper LLP had previously served as the independent auditor for the legal acquirer for the years ended December 31, 2010 and 2009, as well as prior years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pathfinder Cell Therapy, Inc.

Date: February 29, 2012	By: s/John Benson
John Benson, CFO